SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 29, 2003

HANDSPRING, INC.

(Exact name of the Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-30719	77-0490705

(Commission File Number)	(IRS Employer Identification No.)

189 Bernardo Avenue, Mountain View, California	94043

(Address of principal executive offices)	(Zip Code)

(650) 230-5000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

ITEM 5: OTHER EVENTS.
SIGNATURES

ITEM 5: OTHER EVENTS.

     On August 29, 2003, the Amended and Restated Dubinsky Trust dated May 23, 1995, adopted a stock trading plan in accordance with the guidelines specified by the Securities and Exchange Commission’s Rule 10b5-1 under the Securities Exchange Act of 1934. Donna L. Dubinsky, Handspring’s Chief Executive Officer, is the trustee of the Amended and Restated Dubinsky Trust dated May 23, 1995.

     The plan will commence after Handspring common stock is exchanged for Palm, Inc. common stock in connection with Handspring’s acquisition by Palm, which is expected to occur on October 28, 2003. The plan will not commence if the acquisition does not occur by December 31, 2003. The plan provides for the sale of 3,000 shares of Palm common stock on a weekly basis over a period of one year. Pursuant to Rule 10b5-1, the Amended and Restated Dubinsky Trust dated May 23, 1995 is allowed to adopt such plans provided it is not in possession of material inside information about Handspring or Palm.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANDSPRING, INC.

Date: September 25, 2003	By:	/s/ David G. Pine David G. Pine Vice President, General Counsel